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SUBURBAN BANCSHARES, INC.                                            EXHIBIT 11
EARNINGS PER SHARE CALCULATION
June 30, 1999

INFORMATION FOR COMPUTATION OF DILUTION

Market Price per Share:                                                   Daily Average
    First Quarter 1999                                                             $2.7169     62 trading days
    Second Quarter 1999                                                            $2.4178     63 trading days
    Third Quarter 1999
    Fourth Quarter 1999

Average Price for the Period Ended June 30, 1999                                   $2.5661    125 trading days

(a)      12,600 options granted 1/22/97 exercisable at $2.625
             and outstanding for the entire year

            First Quarter 1999                                                             Diluted
                 12,600 - ((12,600*2.625)/avg price) =                                         426

            Second Quarter 1999                                                            Diluted
                 12,600 - ((12,600*2.625)/avg price) =                                     (1,080)     Antidilutive

(b) 178,000 options granted 1/21/98 exercisable at $3.625 and outstanding for the entire year

            First Quarter 1999                                                             Diluted
                  178,000 - ((178,000*3.625)/avg price) =                                 (59,496)     Antidilutive

            Second Quarter 1999                                                            Diluted
                  178,000 - ((178,000*3.625)/avg price) =                                 (88,875)     Antidilutive

(c)      41,590 options granted 1/21/98 and vested 1/21/99, exercisable at
         $3.625

            First Quarter 1999                                                             Diluted
                  41,590 - ((41,590*3.625)/avg price) =                                   (13,901)     Antidilutive

            Second Quarter 1999                                                            Diluted
                  41,590 - ((41,590*3.625)/avg price) =                                   (20,766)     Antidilutive


EARNINGS PER SHARE CALCULATION -  2nd QUARTER 1999

                                                       Income                 Shares
Basic Earnings per Share:                            (Numerator)          (Denominator)              EPS
--------------------------------------------------------------------------------------------------------------
      Net Income                                       $453,504

      Common Shares Outstanding                                             11,301,218

      Basic EPS                                        $453,504             11,301,218               $0.04

                                                        Income                 Shares
Diluted Earnings per Share:                           (Numerator)          (Denominator)              EPS
--------------------------------------------------------------------------------------------------------------
      Net Income                                       $453,504             11,301,218

      Diluted EPS                                      $453,504             11,301,218               $0.04